UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2015

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 4, 2015, H&R Block, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”), which included as Exhibit 99.1 thereto certain pro forma financial information (the “Initial Pro Forma Information”). This Current Report on Form 8-K/A (this “Amendment”) is being filed to correct an error in the pro forma consolidated income statement for the year ended April 30, 2015 and an error in the calculation of the ratio of earnings to fixed charges included in the Initial 8-K. The pro forma consolidated income statement error is that the $7.5 million adjustment for Other under Cost of revenues reflected in the “Adjustments for P&A Transaction” column was not included in the amounts shown in the “Pro Forma for P&A Transaction” and “Pro Forma for the Offer” columns. As a result, total Cost of revenues and total Operating expenses were understated in such columns by such amount, and Income from continuing operations before taxes, Net income from continuing operations, and Net income were overstated by such amounts in such columns. The ratio of earnings to fixed charges has been revised to remove fixed charges totaling $466 thousand that were previously included in error. The sole purpose of this Amendment is to correct the amounts reflected in the Initial Pro Forma Information. This Current Report on Form 8-K/A should be read in conjunction with the Initial Form 8-K.

Item 8.01.	Other Events.

On September 4, 2015, the Company filed the Initial 8-K to provide certain pro forma financial information relating to its previously announced sale on August 31, 2015 of certain assets and liabilities, including all of the deposit liabilities, of its subsidiary, H&R Block Bank, a federal savings bank, to BofI Federal Bank, a federal savings bank, and certain related transactions (collectively, the “P&A Transaction”), and the commencement by the Company on September 2, 2015 of a “modified Dutch auction” tender offer to purchase up to $1.5 billion in shares of its common stock (the “Tender Offer”). This Amendment is being filed to amend and correct certain errors in the pro forma financial information included in the Initial 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company, which reflects the P&A Transaction and the Tender Offer described in Item 8.01, is filed as Exhibit 99.1 to this Amendment, and is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 21, 2015	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Financial Information

4